UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

EATON VANCE CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-8100	04-2718215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 482-8260

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2017, Eaton Vance Corp. (“Eaton Vance”) issued $300 million aggregate principal amount of 3.500% Notes due 2027 (the “2027 Notes”) in an underwritten public offering pursuant to a registration statement on Form S-3 (File No. 333-217109) (the “Registration Statement”) and a related preliminary prospectus and final prospectus, each as filed with the Securities and Exchange Commission. The 2027 Notes were sold pursuant to an underwriting agreement, dated as of April 3, 2017, between Eaton Vance and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as the representatives of the several underwriters named therein, previously filed with the Securities and Exchange Commission.

The 2027 Notes bear interest at a rate of 3.500% per year and will mature on April 6, 2027. Interest on the 2027 Notes is payable on April 6 and October 6 of each year, beginning on October 6, 2017.

At any time, and from time to time, prior to January 6, 2027 (three months before their maturity date), Eaton Vance may, at its option, redeem some or all of the 2027 Notes by paying a make-whole premium, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. In addition, on and after January 6, 2027 (three months before their maturity date), Eaton Vance may redeem all or a portion of the 2027 Notes from time to time at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. The 2027 Notes are unsecured and rank equally in right of payment with all of Eaton Vance’s other unsecured and unsubordinated indebtedness.

The 2027 Notes were issued pursuant to an indenture, dated as of October 2, 2007, as supplemented by a third supplemental indenture, dated as of April 6, 2017, between Eaton Vance and Wilmington Trust Company, as trustee. The indenture and the third supplemental indenture contain certain covenants, events of default and other customary provisions.

The foregoing descriptions of the 2027 Notes, the indenture and the third supplemental indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The indenture, which was filed as Exhibit 4.1 to the Registration Statement, the third supplemental indenture, which is filed as Exhibit 4.1 hereto, and the form of note (included in Exhibit 4.1 hereto), are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Eaton Vance, has issued an opinion to Eaton Vance, dated April 6, 2017, regarding the legality of the 2027 Notes upon issuance thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

In connection with the offering of the 2027 Notes, Eaton Vance is filing the Computation of Ratio of Earnings to Fixed Charges as Exhibit 12.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

Date: April 6, 2017	/s/ Laurie G. Hylton
Laurie G. Hylton Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated April 6, 2017, between Eaton Vance Corp. and Wilmington Trust Company, as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).